RECIPROCAL NONDISCLOSURE AGREEMENT

This Reciprocal Nondisclosure Agreement (“Agreement”) is made by and between The Regents of the University of California, a California constitutional corporation, acting for and on behalf of its University of California, Davis Health System (“UNIVERSITY”), and Briacell Therapeutics Corp., a private California corporation, (“COMPANY”). UNIVERSITY and COMPANY are referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Parties desire to enter into discussions regarding cell manufacture by UC Davis GMP Facility (“Purpose”);

WHEREAS, such discussions may require that either Party (“Disclosing Party”) provide to the other Party (“Receiving Party”) certain of its confidential and proprietary information;

THEREFORE, the Parties agree to the terms and conditions contained herein.

TERMS AND CONDITIONS

1.	TERM

The term of this Agreement shall commence on the date of last signature below (the “Effective Date”), and shall continue for a period of one (1) year, unless earlier terminated, and may be extended by mutual written agreement of the Parties.

2.	TERMINATION

Either Party may terminate this Agreement with or without cause by giving thirty (30) calendar days written notice to the other. Termination or expiration of this Agreement shall not affect any rights or obligations of the Parties that accrued prior to the date of termination.

3.	CONFIDENTIALITY OF INFORMATION

During the term of this Agreement and for a period of three (3) years after termination or expiration hereof, Receiving Party shall use its reasonable efforts, consistent with its established policies and procedures, to protect the confidentiality of any of Disclosing Party’s confidential and proprietary information furnished to it by Disclosing Party in connection with the Purpose which a reasonable person in the relevant field would consider confidential information given its content and the circumstances of the disclosure (“Confidential Information”). Such information shall be designated by Disclosing Party in writing as confidential, or, if disclosed orally, Disclosing Party shall indicate orally its confidential nature and summarize it in writing and send it to the Receiving Party within 30 (thirty) days.

Receiving Party shall have no obligation to protect the confidentiality of any information that:

(a)	is in the public domain through no fault of Receiving Party;
(b)	is received by Receiving Party from a third party under no obligation of confidentiality to Disclosing Party, to the best of Receiving Party’s knowledge after reasonable due diligence;
(c)	is required by law, subpoena or court order to be disclosed;
(d)	was known by Receiving Party prior to the time of first disclosure by Disclosing Party, as evidenced by Receiving Party’s written records;
(e)	is independently developed by Receiving Party, as evidenced by Receiving Party’s written records; or
(f)	has not been properly identified as Confidential Information as provided above.

4.	USE OF CONFIDENTIAL INFORMATION

With respect to Confidential Information received from the Disclosing Party under this Agreement, the Receiving Party shall:

(a)	hold such Confidential Information in confidence with the same degree of care with which it protects its own respective confidential and proprietary information;
(b)	restrict disclosure of the Confidential Information solely to its respective employees, agents and contractors with a need to know such Confidential Information and advise those recipients of the Receiving Party’s obligations hereunder with respect to such Confidential Information;
(c)	use the Confidential Information only as needed for the Purpose;
(d)	except for the Purpose, not copy or otherwise duplicate such Confidential Information or knowingly allow anyone else to copy or otherwise duplicate such Confidential Information, and any and all copies shall bear the same notices or legends, if any, as the originals; and
(e)	on request and at Disclosing Party’s expense, promptly return to the Disclosing Party all Confidential Information in a tangible form or certify to the Disclosing Party that it has destroyed such Confidential Information; provided, however, that Receiving Party may retain one archival copy of Disclosing Party’s Confidential Information.

5.	PUBLIC RECORDS

COMPANY understands that UNIVERSITY is a public institution and that any Confidential Information received by UNIVERSITY from COMPANY may be subject to disclosure under the California Public Records Act (California Government Code Sections 6250 et.seq.).

6.	ALTERATION, AMENDMENT

This Agreement may be amended at any time by agreement of the Parties, expressed in writing and signed by both Parties. No alteration of the terms of this Agreement shall be valid or binding upon either Party unless made in writing and signed by both Parties, and no other terms and conditions shall apply unless explicitly incorporated herein.

7.	HEADINGS

The section headings used in this Agreement are inserted for convenience only, are not substantive, and shall not be used to limit, define, describe, or otherwise interpret any provision of this Agreement.

8.	COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

9.	NOTICE

All notices, requests, or other communications required or anticipated under this Agreement shall be in writing and shall be delivered to the respective Parties by personal delivery; by United States Postal Service as certified or registered mail, postage prepaid, return receipt requested; or by a reputable overnight delivery service such as Federal Express, addressed to the respective Parties at the addresses set forth below. Notices shall be deemed delivered on the date of personal delivery, two days following the date indicated on the United States Postal Service return receipt, or one day following deposit with overnight delivery service.

To UNIVERSITY:	University of California Davis Health System Health System Contracts Sherman Building, Suite 2300 2315 Stockton Boulevard Sacramento, CA 95817 (Reference Agreement No. SI5-001 92nd)

To COMPANY:	Briacell Therapeutics Corp. 8900 Wilshire Boulevard, Suite 310 Beverly Hills, CA 90211

10.	GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of California.

11.	ASSIGNMENT

No Party to this Agreement may assign this Agreement, assign rights or delegate duties hereunder without the prior written consent of the other Party hereto. Except as specifically provided in this Agreement, any attempted assignment or delegation of a Party’s rights, claims, privileges, duties or obligations hereunder shall be null and void.

12.	SEVERABILITY

If any section or part of this Agreement is held to be void, invalid or unenforceable by order, decree or judgment of a court of competent jurisdiction, the remainder of the Agreement shall remain in full force and effect, and the Parties agree to negotiate in good faith to agree upon replacement language that expresses the Parties’ intent in a manner that is valid and enforceable.

13.	REMEDIES AND WAIVER

The remedies provided in this Agreement are not exclusive and the Party suffering from a breach or default of this Agreement may pursue all available remedies, both legal and equitable. No express or implied waiver by a Party of any breach or default will be construed as a waiver of a future or subsequent breach or default. The failure or delay of any Party in exercising any of its rights under this Agreement will not constitute a waiver of any such right, and any single or partial exercise of any particular right by any Party will not exhaust the same or constitute a waiver of any other right provided in this Agreement.

14.	ATTORNEYS’ FEES

If any action at law or equity is brought to enforce the terms of this Agreement, including collection of delinquent payment, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.

15.	NO THIRD PARTY BENEFICIARIES

The Parties do not intend the benefits of this Agreement to inure to or benefit any third person or entity not a Party hereto.

16.	SURVIVAL

Any obligations and duties that by their nature are intended to extend beyond the expiration or earlier termination of this Agreement shall survive termination or expiration of this Agreement and remain in full force and effect as necessary or appropriate.

17.	NO IMPLIED RIGHTS OR LICENSE

No implied right or license is granted under this Agreement by either Party except those specifically set forth herein. Nothing contained in this Agreement shall impose an obligation of exclusivity on one Party’ to the other Party.

18.	ENTIRE AGREEMENT

This Agreement constitutes the entire understanding of the Parties respecting the subject matter hereof and supersedes any prior understanding or agreement between them, written or oral, regarding the same subject matter. If there is any conflict between the terms of this Agreement and the language in any of the attachments hereto, the terms of this Agreement shall control.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day’ and year last signed below.

THE CALIFORNIA REGENTS OF THE UNIVERSITY OF CALIFORNIA		BRIACELL THERAPEUTICS CORP.

By		By
	Annie Wong, Director	Name	JOSEPH WAGNER
	Health System Contracts	Title	PRESIDENT, CEO

Date	6/12/2015	Date	June 11, 2015